Exhibit 23.1


                                     Exhibit

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

R. E. Bassie & Co.
Certified Public Accountants
--------------------------------------------------------------------------------

                                              6671 Southwest Freeway, Suite 550
                                              Houston, Texas 77074-2220
                                              Tel: (713) 272-8500 Fax: (713)
                                              272-8515
                                              E-Mail: Rebassie@aol.com





The Board of Directors and Stockholders
Calypso Wireless, Inc.:

We consent to the incorporation by reference in this Registration Statement of Calypso Wireless, Inc. on Form S-8 of our report dated April 15, 2005, appearing in the Annual Report on Form 10-KSB of Calypso Wireless, Inc. for the year ended December 31, 2004.

We have reviewed, in accordance with standards of the Public Company Accountants Oversight Board (United States), the unaudited interim financial information of Calypso Wireless, Inc. for the period ended March 31, 2005, as indicated in our report dated May 13, 2005. Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, is being used in this Registration Statement.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of this Registration Statement (Form S-8) prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


                           /s/ R. E. Bassie & Co.


Houston, Texas
July 18, 2005